                             UNDERWRITING AGREEMENT

                                     between

                                  BUFFALO FUNDS

                                       and

                              JONES & BABSON, INC.

     This  Agreement,  made and entered  into as of February  14,  2001,  by and between  Buffalo  Funds, a Delaware  business trust (the "Trust"),  on behalf of each separate  series of its shares set forth on the Appendix to this Agreement, as that  Appendix  may be  amended  from  time  to time  (each  such  series  is hereinafter  referred to as a "Fund," and collectively as the "Funds") and Jones
& Babson, Inc., a Missouri  corporation,  (hereinafter referred to as "Principal
Underwriter").

     1. Subject to the provisions of its Agreement and  Declaration of Trust and
By-laws,  copies of which have been  delivered  to and are  acknowledged  by the
Principal  Underwriter,  the Board of Trustees of the Trust hereby  appoints the firm of Jones & Babson,  Inc. as the principal  underwriter and sole distributor of the shares of each Fund, except for shares which each Fund may elect pursuant to  authority  of its Board of Trustees to issue  direct to  registered  owners, which shall include by definition  but not by limitation  stock issued by virtue of reinvestment of dividends,  or as the result of a splitting of shares,  or as the result of a Fund merging or consolidating with another  organization,  or in return  for  acquisition  of  assets,  or as the  result  of  shares  issued  in connection  with  a  contractual  plan  for  which  a  Fund  is  the  underlying investment,  or for the purpose of  complying  with the  registration  laws of a particular state or jurisdiction.  Jones & Babson, Inc. accepts such appointment and agrees to furnish the services provided herein.

     2. The Trust agrees to prepare and file  registration  statements  with the
Securities and Exchange  Commission and make appropriate  filings in the various states and other  jurisdictions in which the shares may be offered,  and do such other  things and to take such other  actions as may be mutually  agreed upon by and between the parties as shall be reasonably  necessary in order to effect the registration and the sale of each Fund's shares.

     3. The  Principal  Underwriter  agrees to assist and  cooperate  fully with respect to the registration and  qualification of each Fund's shares, as well as perform all functions  required in connection with any offering  including,  but not limited to, the creation and preparation of literature, advertising, and any other promotional material for the purpose of selling each Fund's shares.

     4. Jones & Babson, Inc. will act as agent of the Trust and not as principal in the  solicitation and sale of the shares of each Fund unless expressly agreed to in writing by the Principal Underwriter and the Trust.

     5. Jones & Babson, Inc. represents that it is registered as a broker-dealer with the SEC and in all 50  states,  and is a  member  in good  standing  of the
National Association of Securities Dealers,  Inc. The parties agree that Jones &
Babson,  Inc. shall  maintain such  registrations  and  memberships at all times during the term of this  Agreement,  and shall promptly  notify the Trust in the event any such registrations or membership is suspended or terminated.

     6. Normally, the Trust shall not exercise any direction or control over the time and place of  solicitation,  the persons to be solicited,  or the manner of solicitation;  but the Principal  Underwriter agrees that solicitations shall be in a form  acceptable  to the  Trust  and  shall be  subject  to such  terms and conditions as may be prescribed from time to time by the Trust, the Registration
Statement, the Prospectus, the agreement and Declaration of Trust and By-laws of the Trust,  and shall not violate any provision of the laws of the United States or of any other jurisdiction to which  solicitations are subject, or violate any rule or regulation  promulgated by any lawfully  constituted  authority to which the Trust or Principal Underwriter may be subject.

     7. The  Trust  agrees to issue new  shares  of each  Fund  directly  to the registered  owner  according  to  instructions  from the  Principal  Underwriter pursuant  to this  Agreement,  and the  applicable  price will be the Fund's net asset value per share next effective after receipt and acceptance by the Fund of a proper offer to purchase,  determined  in  accordance  with the  Agreement and
Declaration  of Trust,  By-laws,  Registration  Statement and  Prospectus of the
Fund.

     8. The Trust agrees that, as long as this  Agreement is in effect,  it will not authorize  anyone else to offer or solicit  applications  for shares of each
Fund and will not accept any such  application if submitted by or through anyone other than the Principal  Underwriter,  unless the Principal  Underwriter  shall first have agreed in writing to such authorization.

     9. As compensation for the services rendered by Jones & Babson, Inc. during the term of this Agreement,  Jones & Babson, Inc. may receive a fee or fees from the manager of the Funds,  in amounts as may be agreed to by such  parties  from time to time in writing.

     10.  This  Agreement  (i) may be  terminated  without  the  payment  of any penalty,  either by vote of the Board of  Trustees  of the Trust or by vote of a majority of the outstanding  voting  securities of the Trust, on sixty (60) days written  notice to the Principal  Underwriter;  (ii) may be  terminated  without penalty by the Principal  Underwriter  on sixty (60) days written  notice to the
Trust; and (iii) shall immediately terminate in the event of its assignment.

     11. The Principal  Underwriter  agrees that it will not take either a short or long  position  with  respect  to shares of the Fund;  that it will not place orders for more shares than are required to fill the requests  received by it as agent of the Trust; and that it will  expeditiously  transmit all such orders to the Trust.

     12. This Agreement shall become  effective on the date first above written, and continue in effect through  February 13, 2003 and thereafter  shall continue automatically  for  successive  annual  periods  ending with each  February  13, provided that such continuance is specifically approved at least annually by the
Board of Trustees or by vote of a majority of the outstanding  voting securities of each Fund and  provided  further that this  Agreement or any renewal  thereof shall be approved by the vote of a majority of the  Trustees who are not parties to the Agreement or interested  persons of any such party,  cast in person, at a meeting called for the purpose of voting on such approval.

                                       Buffalo Funds

                                       By: /s/ Stephen S. Soden
                                           -----------------------------

ATTEST:

/s/Martin A. Cramer
------------------------

                                       Jones & Babson, Inc.

                                       By:  /s/Stephen S. Soden
                                            ----------------------------

ATTEST:

/s/Martin A. Cramer
------------------------

                                   APPENDIX

     This Appendix to the Underwriting Agreement between Buffalo Funds and Jones
& Babson,  Inc.  dated as of February 14, 2001 lists those series of the Buffalo
Funds that are covered by this Agreement, along with the date that the Agreement became effective for the Series.

                 Name of Series                       Effective date
                 --------------                       --------------

       Buffalo Science & Technology Fund             February 14, 2001

       Buffalo Mid Cap Fund                          October 24, 2001

                                       BUFFALO FUNDS

                                       By:  /s/Stephen S. Soden
                                            ----------------------------
                                            Stephen S. Soden
ATTEST:

/s/Martin A. Cramer
------------------------
Martin A. Cramer

                                       JONES & BABSON, INC.

                                       By:  /s/Stephen S. Soden
                                            ----------------------------
                                            Stephen S. Soden
ATTEST:

Martin A. Cramer
------------------------
Martin A. Cramer